UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

GLOBAL QUEST, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-55541	47-2845375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 E Mineral Ave., Suite 350, Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 561-7210

9635 Maroon Circle, Suite 230, Englewood, CO 80112

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 4, 2017, Teller Financial, LLC, a Colorado limited liability company (“Teller”“) and Richard C. Weiner, entered into a Stock Purchase Agreement, dated May 4, 2017 (the “Purchase Agreement”). Mr. Larry J. Sherman has voting and dispositive control of Teller.

Pursuant to the Purchase Agreement, Mr. Weiner purchased an aggregate of seven million (7,000,000) shares (the “Shares”), of common stock, par value $0.001 per share (the “Common Stock”), of Global Quest, Ltd., a Nevada corporation (the “Company”), representing approximately 69.65% of the issued and outstanding shares of Common Stock of the Company, held by Teller for $7,700.00 (the “Purchase Price”) and payable by the assumption by Mr. Weiner of Teller’s obligations under two secured promissory notes, dated April 12, 2017 (the “Notes”), owing to Shim Kyoung Hwa and Shin Dong Hyun (former officers and directors of the Company), each in the amount of $3,850 and maturing on October 12, 2017 ( the “Due Date”). Both Notes are non-interest bearing; provided, however, any unpaid portion of the Notes outstanding after the Due Date shall bear at the rate of ten percent (10%) per annum (the “Transaction”). The obligations under the Notes are secured by the Shares pursuant to a Stock Pledge Agreement, dated May 4, 2017 (the “Stock Pledge Agreement”), between Weiner and each of Shim Kyoung Hwa and Shin Dong Hyun.

The Purchase Agreement and Stock Pledge Agreements are filed as exhibits to this Form 8-K and are incorporated by reference herein.

Distribution Agreement

On May 5, 2017, Camino Products, LLC, a Delaware limited liability company (“Camino”), and Global Quest Nutrients, LLC f/k/a Carepoint Nutrients, LLC (“GQN”), a Colorado limited liability company and wholly-owned subsidiary of the Company, entered into that certain Distribution Agreement, dated April 12, 2017 (the “Agreement”), pursuant to which Camino appointed GQN as the exclusive distributor of Camino’s Pain Relief and Sleep PM products (the “Products”) throughout the United States (the “Territory”).

The term of the Agreement commences on April 12, 2017 and is effective until April 11, 2018 and extends for successive one year terms unless either party notifies the other of its election not to so renew within 60 days before the expiration of the original or renewal term.

GQN and Camino have agreed to establish a minimum order level for the next 12 months on a quarterly basis (“Minimum Order Level”). Pursuant to the Agreement, GQN shall have the right to appoint sub-distributors within the Territory to sell and distribute the Products, subject to notification to and approval by Camino. Camino has agreed to sell to GQN for consideration, a national exclusive distributorship covering the entire United States in consideration for $20,000, payable within 30 days from the execution of the Agreement and subject to minimum sales quotas included in this Agreement. During the term of the Agreement, GQN shall not either, directly or indirectly, develop, produce, promote or distribute products or technology that are similar or competitive to the Products.

The Agreement may be terminated by either party if other party becomes insolvent or bankrupt, or admit in writing its inability to pay its debt, or make an assignment for the benefit its creditors or cease to function as a going concern, declares bankruptcy or does not cure a breach for thirty days after notification. Camino may terminate the Agreement if GQN fails to order a to order a dollar amount of Products equal to 75% or greater of the Minimum Order Level for any six-month period during the term of the Agreement and does not cure such default by purchasing a sufficient number of Products in the next succeeding six-month period.

A copy the Distribution Agreement is filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

Upon the consummation of Transaction, Mr. Weiner assumed control of the Company from Larry Sherman. The disclosure under Item 1.01 is incorporated by reference herein.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under Item 1.01 of this Form 8-K is incorporated by reference herein.

Contemporaneously with the consummation of the Transaction, Larry Sherman resigned as the Company’s Chief Executive Officer and President as a member form the Board of Directors. Mr. Sherman’s resignation was not a result of any disagreement between Mr. Sherman and the Company, its management, board of directors or any committee of the board of directors of the Company.

Simultaneously with Mr. Sherman’s resignation, Richard C. Weiner was appointed as the Company’s Chief Executive Officer, President, Secretary and Treasurer of the Company and as member of the Board of Directors.

Professional Experience

Richard C. Weiner, 67 years old, has served as the as Chief Financial Officer (CFO) of several companies in the past. In the last five years Mr. Weiner has been serving as CFO of Global Remote Technologies (CNSX:RGT) a public company in oil service sector from (2014-2016) and Natures Bioceuticals that provided consumers Natural Medicine products from (2011-2013.) In October, 2004, Mr. Weiner relocated from Ohio to Florida and served as the Chief Operating Officer and Interim Chief Financial Officer of National Security Title Agencies, Inc. He oversaw all finances and operations in the continuing expansion of that business until it was sold in December, 2005.

Mr. Weiner has over 30 years of senior management experience in both financial and operational positions with various corporations including as the owner of Madison Steel Processing, Medina General Inc., and Vice President of Vital Products Company. Mr. Weiner also served as a Director of Nature’s Bioceuticals, Inc. He has proven abilities to provide critical thinking, identification of potential problems, development of viable alternatives, and implementation of cost effective solutions. He has worked in various industries, such as manufacturing, software development and implementation, capital equipment, and acquisitions with strong regional players. Mr. Weiner also served as a Director of Nature’s Bioceuticals, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description:
10.1	Stock Purchase Agreement, dated May 4, 2017, by and among Richard C. Weiner and Teller Financial, LLC
10.2	Distribution Agreement, dated May 5, 2017, between Camino Products, LLC and Global Quest Nutrients, LLC
10.3	Stock Pledge Agreement, dated May 4, 2017, between Richard C. Weiner, as Pledgor, and Shim Kyoung Hwa, as Pledgee
10.4	Stock Pledge Agreement, dated May 4, 2017, between Richard C. Weiner, as Pledgor, and Shin Dong Hyun, as Pledgee

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL QUEST, LTD.

Dated: May 5, 2017	By:	/s/ Richard C. Weiner
Richard C. Weiner
Chief Executive Officer, President, Secretary & Treasurer (Principal Executive Officer) (Principal Financial and Accounting Officer)

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